                                                                     Exhibit 3.1

                                 NORTH CAROLINA
         [SEAL]
                      Department of The Secretary of State

To all whom these presents shall come, Greetings:

         I, ELAINE F. MARSHALL, Secretary of State of the State of North Carolina, do hereby certify the following and hereto attached to be a true copy of


                            ARTICLES OF INCORPORATION

                                       OF

                       MOUNTAINBANK FINANCIAL CORPORATION

 the original of which was filed in this office on the 9th day of January, 2001.





                                                     IN WITNESS WHEREOF, I have
                                                     hereunto Set my hand and
                                                     affixed my official seal at
                                                     the City of Raleigh, this
                                                     9th day of January, 2001.

         [SEAL]

                                                       /S/ ELAINE F. MARSHALL

                                                         Secretary of State

Document Id:  210109016

                                                       SOSID:  0576914
                                                 Date Filed: 1/10/2001 1:58 PM
                                                      Elaine F. Marshall
                                               North Carolina Secretary of State
21 010  9016

                            ARTICLES OF INCORPORATION
                                       OF
                         MOUNTAINBANK CORPORATION, INC.

         The undersigned entity hereby makes and acknowledges these Articles of Incorporation for the purpose of forming a business corporation under and by virtue of the laws of the State of North Carolina as contained in Chapter 55 of the General Statutes of North Carolina and the several amendments thereto, and to that end hereby does set forth that:

         1. The name of the corporation is MOUNTAINBANK CORPORATION, INC.

         2. The corporation shall have authority to issue Ten Million (10,000,000) shares of stock, all of one class and having a par value of $4.00 per share.

         3. The street address of the initial registered office of the corporation is 201 Wren Drive, Hendersonville, North Carolina 28792 (Henderson County), its mailing address at that location is Post Office Box 1149, Hendersonville, North Carolina 28793, and the name of the initial registered agent at those addresses is J. W. Davis.

         4. To the fullest extent permitted by the North Carolina Business Corporation Act as it exists or may hereafter be amended, no person who is serving or who has served as a director of the corporation shall be personally liable to the corporation or any of its shareholders or otherwise for monetary damages for breach of any duty as a director. No amendment or repeal of this article, nor the adoption of any provision to these Articles of Incorporation inconsistent with this article, shall eliminate or reduce the protection granted herein with respect to any matter that occurred prior to such amendment, repeal, or adoption.

         5. The name of the incorporator is MountainBank and the mailing address of the incorporator is 207 Wren Drive, Hendersonville, North Carolina 28792.

         IN TESTIMONY WHEREOF, the undersigned has caused this instrument properly to be executed in its name, this the 11th day of January, 2001.

                                            MOUNTAINBANK

                                            By:   /S/ Gregory L. Gibson
                                                -------------------------------
                                                      Gregory L. Gibson
                                                      Senior Vice President and
                                                        Chief Financial Officer

                                 NORTH CAROLINA
         [SEAL]
                      Department of The Secretary of State

To all whom these presents shall come, Greetings:

         I, ELAINE F. MARSHALL, Secretary of State of the State of North Carolina, do hereby certify the following and hereto attached to be a true copy of


                              ARTICLES OF AMENDMENT

                                       OF

                       MOUNTAINBANK FINANCIAL CORPORATION

               the original of which was filed in this office on
                         the 21st day of December, 2001.





                                                     IN WITNESS WHEREOF, I have
                                                     hereunto Set my hand and
                                                     affixed my official seal at
                                                     the City of Raleigh, this
                                                     21st day of December, 2001.

         [SEAL]

                                                       /S/ ELAINE F. MARSHALL

                                                         Secretary of State

Document Id:  213549046

                                                        SOSID: 0576914
                                               Date Filed: 12/21/2001 12:34 PM
                                                      Elaine F. Marshall
                                              North Carolina Secretary of State
21  354  9046

                          ARTICLES OF AMENDMENT TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                       MOUNTAINBANK FINANCIAL CORPORATION

         Pursuant to ss. 55-10-06 of the General Statutes of North Carolina, the undersigned corporation hereby submits these Articles of Amendment for the purpose of amending its Articles of Incorporation:

         1. The name of the corporation is MOUNTAINBANK FINANCIAL CORPORATION (the "corporation").

         2. The following amendment to the corporation's Articles of Incorporation was adopted by its shareholders on the 17th day of December, 2001, in the manner required by Chapter 55 of the North Carolina General Statutes:

         The corporation's Articles of Incorporation hereby are amended by deleting the current "Article 2" thereof and replacing it with the following:

         "2. The aggregate number of shares which the corporation shall have the authority to issue is 13,000,000 shares divided into two classes. The designation, par value and number of shares of each class are as follows:

                          Class            Par Value       Number of Shares
                  ------------------       ---------       ----------------
                  Common Stock               $4.00            10,000,000
                  Preferred Stock            No Par            3,000,000
                                                              ----------

                        Total Shares                          13,000,000
                                                              ==========

                  The corporation's Board of Directors shall be authorized to issue shares of Preferred Stock from time to time, to create series thereof, and to determine the designations, terms, relative rights, preferences, and limitations of the Preferred Stock, or of shares within each series of Preferred Stock, at the time of issuance, all by its resolution. Without limiting the generality of the foregoing, the Board of Directors shall be authorized to fix and determine:

                  (a) the designation of each series and the number of shares to constitute each series (which number may be increased or decreased from time to time unless otherwise provided by the Board of Directors);

                  (b) with respect to each series, the dividend rate (or method of determining such rate), if any, any conditions on which and times at which dividends are payable; any preference or relation which such dividends shall bear to the dividends payable on any other class or classes or any other series of capital stock, including Preferred Stock; whether such dividends shall be cumulative or non-cumulative; and whether the Preferred Stock will be participating or nonparticipating with other shares with respect to dividends;

                  (c) whether shares within a series will be redeemable (at the option of the corporation or the holders of such shares or both, or upon the happening of a specified event) and, if so, the redemption prices and the conditions and times upon which redemption may take place and whether for cash, property or rights, including securities of the corporation or another corporation;

                  (d) the terms and amount of any sinking, retirement or purchase fund;

                  (e) with respect to each series, the conversion or exchange rights (at the option of the corporation or the holders of such shares or both, or upon the happening of a specified event), if any, including the conversion or exchange times, prices, rates, adjustments and other terms of conversion or exchange;

                  (f) the voting rights, if any (other than any voting rights that the Preferred Stock may have as a matter of law);

                  (g) any restrictions on the issue or reissue or sale of additional Preferred Stock;

                  (h) with respect to each series, the rights of the holders upon voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation, including any preferences over the common stock or any other class or classes or any other series of capital stock, including Preferred Stock, and whether the Preferred Stock will be participating or nonparticipating with other shares with respect to distributions of the corporation's assets; and,

                  (i) with respect to each series, such other special rights and privileges, if any, for the benefit of the holders of, or other terms or limitations with respect to, the shares within that series as shall not be inconsistent with the provisions of the corporation's Articles of Incorporation, as amended, or applicable law.

                  All shares of Preferred Stock of the same series shall be identical in all respects, except that shares of any one series issued at different times may differ as to dates, if any, from which dividends thereon may accumulate. The number of shares, designations, terms, relative rights, preferences, and limitations of shares within any one series may differ from those of shares within any other series. All shares of Preferred Stock redeemed, purchased, or otherwise acquired by the corporation (including shares surrendered for conversion) shall be canceled and thereupon restored to the status of authorized but unissued shares of Preferred Stock undesignated as to series."

                  3. These Articles of Amendment will become effective at 1:00 P.M. on December 21, 2001.

                  This the 17th day of December, 2001.

                                            MOUNTAINBANK FINANCIAL CORPORATION

                                            By:    /S/  J. W. Davis
                                               --------------------------------
                                                        J. W. Davis, President

                                 NORTH CAROLINA
         [SEAL]
                      Department of The Secretary of State

To all whom these presents shall come, Greetings:

         I, ELAINE F. MARSHALL, Secretary of State of the State of North Carolina, do hereby certify the following and hereto attached to be a true copy of


                              ARTICLES OF AMENDMENT

                                       OF

                       MOUNTAINBANK FINANCIAL CORPORATION

                the original of which was filed in this office on
                         the 21st day of December, 2001.





                                                     IN WITNESS WHEREOF, I have
                                                     hereunto Set my hand and
                                                     affixed my official seal at
                                                     the City of Raleigh, this
                                                     21st day of December, 2001.

         [SEAL]

                                                       /S/ ELAINE F. MARSHALL
                                                         Secretary of State

Document Id:  213559078

                                                         SOSID: 0576914
                                                 Date Filed: 12/21/2001 2:23 PM
                                                     Effective: _12/24/2001
                                                       Elaine F. Marshall
                                               North Carolina Secretary of State

21  355  9078

                          ARTICLES OF AMENDMENT TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                       MOUNTAINBANK FINANCIAL CORPORATION

         Pursuant to ss. 55-10-06 of the General Statutes of North Carolina, the undersigned corporation hereby submits these Articles of Amendment for the purpose of amending its Articles of Incorporation to create a series of Preferred Stock and to fix the preferences, limitations and relative rights of shares of Preferred Stock within that series.

         1. The name of the corporation is MOUNTAINBANK FINANCIAL CORPORATION (the "corporation").

         2. The corporation's Articles of Incorporation hereby are amended by adding a new subsection A to Article 2 thereof as follows:

         A. Of the 3,000,000 authorized shares of Preferred Stock, a series of Preferred Stock shall be as follows:

                                                 Number         Par Value
                  Designation of Series        of Shares        per Share
                  ---------------------        ---------        ---------

                  Series A Preferred Stock      450,000        No Par Value

                  The terms, relative rights, preferences and limitations of the Series A Preferred Stock shall be as follows:

                           Dividends: The holders of shares of Series A
                  Preferred Stock are entitled to receive stated cash dividends from the corporation at an annual rate of $1.44 per share, and no more, subject to declaration by the Board of Directors, at its sole discretion, from funds legally available for the payment of dividends. Dividends on the Series A Preferred Stock will not be cumulative on a year-to-year basis. Dividends will be payable as they are declared by the Board of Directors at such time or times as it elects, and no holder of Series A Preferred Stock will have any right to receive any dividend unless and until that dividend has been declared by the Board of Directors. The stated annual dividend may be declared and paid in increments during each calendar year. In connection with each dividend payment, the Board of Directors may set a record date in advance of the payment date for the purpose of determining the holders of shares of Series A Preferred Stock who are entitled to receive that dividend.

                           No dividend shall be declared or paid during any
                  calendar year on the corporation's common stock unless and until there shall have been paid in full to the holders of Series A Preferred Stock (or set apart for purposes of such payment), without preference or priority as between such shares or other series of Preferred Stock, not less than a pro rata portion of the stated annual dividend thereon for that calendar year, at the rate provided therefor, through the date on which the corporation proposes to pay the cash dividend on the common stock. Shares of Series A Preferred Stock shall not participate in dividends paid with respect to any other class or series of the corporation's capital stock.

                           Liquidation: In the event of liquidation, dissolution
                  or winding up of the corporation, whether voluntarily or involuntarily (a "Corporate Event"), the holders of the corporation's Series A Preferred Stock, without preference or priority as between such shares or other series of Preferred Stock, but prior to any distribution of assets to holders of the corporation's common stock, shall be entitled to receive from assets available for distribution to shareholders, for each such share held, a sum equal to $24.00 plus the amount of any dividend on such share which has been declared by the Board of Directors but has not yet been paid. Such distribution shall be considered full payment to the holders of Series A Preferred Stock, and such holders shall not participate with the holders of any other class or series of the corporation's capital stock in the distribution of any additional assets of the corporation.

                           Voting: Shares of Series A Preferred Stock shall be
                  non-voting shares, and holders of Series A Preferred Stock shall have no right to vote on matters submitted to a vote of the corporation's shareholders except to the extent such voting rights are required by applicable law.

                           Conversion: Shares of Series A Preferred Stock shall
                  be convertible at the holder's option at any time after the date of issuance thereof into common stock of the corporation at the rate of one whole share of common stock for each one whole share of Series A Preferred Stock.

                           After two years following the date of issuance
                  thereof, at any time when the market value of a share of the corporation's common stock is more than $28.80, the corporation shall have the right and option of converting all or a portion of the outstanding shares of Series A Preferred Stock into common stock at the rate of one whole share of common stock for each one whole share of Series A Preferred Stock. For purposes of such conversion, the market value of a share of the corporation's common stock will be deemed to be the average of the reported closing prices for the corporation's common stock for the 30 trading days immediately preceding the date on which the corporation gives the required written notice of conversion.

                           In the event that a holder of shares of Series A
                  Preferred Stock desires to exercise his or its right to convert all or a portion of those shares into shares of the corporation's common stock, or if the corporation desires to exercise its option to convert all or a portion of the outstanding shares of Series A Preferred Stock into common stock, then, not less than 30 days in advance of the desired conversion date, the holder who is exercising his option must give to the corporation, or the corporation must give to the holders of the shares to be converted, as the case may be, written notice of intent to convert which shall state the date on which the conversion shall be effective (the "Conversion Date"); provided, however, that in the event of the occurrence of a Corporate Event or Change in Control Event of which notice is given to the corporation's shareholders less than 30 days prior to the effective date of such event, a holder of Series A Preferred Stock shall only be required to give reasonable notice prior to the conversion taking into consideration when the holder is advised of the pendency of the event. The term "Corporate Event" is defined above, and "Change in Control Event" is defined as the acquisition of the corporation by another entity in a transaction in which the corporation is not the surviving entity, whether by merger, consolidation, the sale of substantially all its assets, or a statutory share exchange. After giving the required notice of conversion by the holder or the corporation, and prior to the Conversion Date (and, in the event of a Corporate Event or Change in Control Event, prior to the effective time of such event), the holder shall surrender to the corporation the certificates evidencing all shares of the Series A Preferred Stock to be converted. However, the holder's failure to surrender such certificates shall not affect or delay the conversion becoming effective. On the Conversion Date (or, if the Conversion Date specified in the notice is a date other than a regular business day of the corporation, on the corporation's next regular business day), the holder will be deemed to become the holder of record of the shares of common stock into which the holder's Series A Preferred Stock is converted, and the Series A Preferred Stock being converted will be deemed to have been canceled and to no longer be outstanding. Following the Conversion Date, the holder's certificate or certificates formerly evidencing the holder's Series A Preferred Stock which has been converted will evidence only the holder's right to receive from the corporation certificates evidencing the common stock into which that Series A Preferred Stock has been converted, and the corporation will issue to such holder certificates evidencing the appropriate number of shares of common stock as promptly thereafter as practicable; provided however, that, notwithstanding the conversion of a holder's Series A Preferred Stock on a Conversion Date, until the holder has surrendered to the corporation the certificates formerly evidencing the holder's Series A Preferred Stock that has been converted, the corporation, at its option, shall not be required to deliver to the holder certificates evidencing the shares of common stock into which the holder's Series A Preferred Stock has been converted, and the corporation may withhold any dividend or other distribution payable on those shares of common stock until such time as the holder's certificates formerly evidencing such holder's Series A Preferred Stock have been surrendered or otherwise accounted for to the corporation's satisfaction.

                           In the case of a conversion at the election of the
                  corporation of less than all of the then outstanding shares of Series A Preferred Stock, the shares to be converted may be chosen by the corporation randomly, proportionately, or in such other manner as its Board of Directors, at its sole discretion, considers reasonable and appropriate and, when made, the Board of Directors' determination shall be final, conclusive and binding on all persons, including, without limitation, the corporation and the holders of Series A Preferred Stock.

                           Anti-dilutive Adjustments. In the event of (i) any
                  dividend payable by the corporation in shares of its common stock, (ii) any recapitalization, reclassification, split, reverse split, consolidation or combination of the outstanding shares of the corporation's common stock, or (iii) an exchange of the outstanding shares of the corporation's common stock for a different number or class of shares of stock or other securities of the corporation in connection with a merger, statutory share exchange or other reorganization of or involving the corporation and in which the corporation is the surviving or resulting corporation in any such transaction, then the number and/or type of shares of common stock or other securities into which such shares of Series A Preferred Stock may be converted shall be proportionately adjusted, effective on the date of any such event, to prevent the dilution of conversion rights pertaining to the Series A Preferred Stock as described above.

                           Each such adjustment to the outstanding Series A
                  Preferred Stock required by the above paragraph shall be determined by the corporation's Board of Directors in a manner which it, at its sole discretion, considers to be reasonable and appropriate and, when made, the Board of Directors' determination shall be final, conclusive and binding on all persons, including, without limitation, the corporation and the holders of Series A Preferred Stock.

                           Fractional Shares. If, as a result of an adjustment
                  described in the above paragraph in the number of shares of the corporation's common stock into which each share of Series A Preferred Stock is convertible, such a conversion would result in a fractional share of common stock, then, upon conversion, the corporation shall issue to the holder the number of whole shares of common stock into which each such share is convertible and, in lieu of issuing the fractional share, the corporation shall pay to the holder in cash an amount equal to that fraction multiplied by the then current market value of a share of the corporation's common stock. For purposes of the distribution of cash in lieu of fractional shares, the market value of a share of common stock shall be determined by the corporation's Board of Directors in a manner which it, at its sole discretion, considers to be reasonable and appropriate and, when made, the Board of Directors' determination shall be final, conclusive and binding on all persons, including, without limitation, the corporation and the holders of Series A Preferred Stock.

         3. The foregoing amendment was duly adopted by the corporation's Board of Directors without shareholder action, which was not required because the Articles of Incorporation provide that the Board of Directors may establish series of the corporation's preferred stock and determine the preferences, limitations and relative rights of each series of shares before the issuance of any shares of such series in accordance with ss.55-6-02 of the General Statutes of North Carolina.

         4. These Articles of Amendment will become effective at 1:00 P.M. on December 24, 2001. This the 18th day of December, 2001.


                                            MOUNTAINBANK FINANCIAL CORPORATION

                                            By:   /S/ J. W. Davis
                                               ---------------------------------
                                                      J. W. Davis, President and
                                                      Chief Executive Officer